Exhibit 10.2

FIFTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

February 14, 2013

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to exclude certain employees of McKenzie-Willamette Regional Medical Center Associates, LLC, McKenzie-Willamette Physician Services, LLC, Willamette Community Medical Group, LLC, and Jackson Hospital Corporation, effective as of February 14, 2013; and

WHEREAS, the Company has the right to amend the Plan; and

WHEREAS, the Board of Directors has approved of the changes set forth in this Fifth Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and the same is hereby amended as follows, effective as of February 14, 2013:

1. Exhibit A of the Plan is amended to read as provided in the form attached hereto as Exhibit A.

2. Section 2.7 of the Plan is amended to read as follows:

All reasonable expenses of administration may be paid out of the Trust Fund; provided, however, that such expenses shall not be paid out of the Trust Fund to the extent they are paid by the Employer and the Employer is not reimbursed by the Plan for such expenses. The Administrator may direct the Trustee to reimburse the Employer for any reasonable expenses of administration paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Plan Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust Fund.

3. Except as otherwise provided in this Fifth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment of the Plan has been executed on the 15 day of February, 2013.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Rachel A. Seifert, Executive Vice President and General Counsel

EXHIBIT A TO THE FIFTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

EXHIBIT A

Eligibility

Notwithstanding any provision of the Plan to the contrary, the following classes of Employees shall be eligible to participate in the Plan after meeting the eligibility requirements under Section 3.1 of the Plan:

1.	Employees of McKenzie-Willamette Regional Medical Center Associates, LLC, McKenzie-Willamette Physician Services, LLC, and Willamette Community Medical Group, LLC whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation) other than a collective bargaining agreement with the Service Employees International Union (SEIU); and

2.	Employees of Wilkes-Barre Hospital Company, LLC whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation).